Exhibit 10.26

LEASE AGREEMENT

FUNDAMENTAL LEASE PROVISIONS

Lease Date:	June 1, 2005

Landlord:	FUSCO, LLC

Address of Landlord:	P.O. Box 1075
Arden, NC 28704

Tenant:	BBI Computer Solutions, Inc.
Address of Tenant:	79 Battle Creek Road
Horseshoe, North Carolina 28742

Tenant's Trade Name:	Cyber Cynergy

Shopping Center:	THE AIRPORT CENTRE

Address of the
Shopping Center:	140 Airport Road
Arden, North Carolina

Premises:	Unit 140-N

Area of the Premises:	1,566 square feet

Term:
Commencement Date:	June 1, 2005
Expiration Date:	May 31, 2010

Renewal Term:	One 5-year option to renew

Security Deposit:  $ 2.866.50*

*amount transferred from existing lease of Unit J

Rent, payable monthly beginning on the date the Tenant commences business:

Rent:               $21,141.00 - Year 1  ~~($1,761.75 monthly)~~ $3290.13 BDR RJF
$21,924.00 - Year 2 ~~($1,827.00 monthly)~~ $3355.38 BDR RJF
$22,707.00 - Year 3 ($1,892.25 monthly)
$23,490.00 - Year 4 ($1,957.50 monthly)
$24,273.00 - Year 5 ($2,022.75 monthly)

Rent:                $25,056.00 - Year 6 ($2,088.00 monthly)
$25,839.00 - Year 7 ($2,153.25 monthly)
$26,622.00 - Year 8 ($2,218.50 monthly)
$27,405.00 - Year 9 ($2,283.75 monthly)
$28,188.00 - Year 10 ($2,349.00 monthly)

The following Items of additional rent are payable monthly in advance and are based upon Landlord's estimates for the calendar year in which the Commencement Date is scheduled too occur and are subject to adjustment as provided In this Lease for each succeeding calendar year:

Common Area Maintenance: $1.00/sq. ft. = $1,566.00 yearly ($1130.50 month)
Taxes and Insurance:   $0.75/sq. ft. = $1,174.50 yearly ($97.88 monthly)

Sub-Total CAM, Tax & Insurance:  $2,740.50 yearly  ($228.38 monthly)

~~**Past due rent payable in equal payments~~
~~for first 24 months of new lease:    ($1,300.00 monthly)~~ BDR RJF

Total Monthly Rent for Year One:      $ 3,290.13

Permitted Use: Wireless telecommunications sales and service and computer hardware, software and accessories sales and service

THIS LEASE AGREEMENT (this "Lease"), made and entered Into as of the 1st day of June, 2005 by and between FUSCO, LLC, a corporation duly organized and existing under the laws of the State of North Carolina, ("Landlord"), and BBI COMPUTER SOLUTIONS, INC. D/B/A CYBER CYNERGY, ("Tenant”). This Lease replaces the lease of Unit J to Tenant.

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord approximately 1566 square feet of office space designated as Unit N as shown on the plat attached hereto as Exhibit A (the "Premises"). The Premises are located in the Shopping Center known as The Airport Centre, composed of the building and improvements (the "Building") now or hereafter constructed on that parcel of land at 140 Airport Road, Arden North Carolina (the "Shopping Center") and/or on any additional land acquired by Landlord and made a part of the Shopping Center, which land and additional land is hereinafter called the “Land.” The Premises, the Building and the Land are sometimes collectively referred to as the "Property".

The Fundamental Lease Provisions appearing on the face Page of this Lease are an integral part of this Lease and are incorporated herein by reference. Each of the Fundamental Lease Provisions shall be deemed a definition of an essential term of this Lease and whenever any such term shall appear In this Lease, it shall be deemed to have the meaning therefore set forth in the Fundamental Lease Provisions and shall be limited by the provisions of this Lease applicable thereto.

ARTICLE 1

POSSESSION AND FORCE MAJEURE

1.01 Delivery and Acceptance of Premises. Landlord shall deliver possession of the Premises and Tenant shall accept possession thereof on the Commencement Date as specified In the Fundamental Lease Provisions. Tenant has inspected the Premises and, by execution of this Lease, accepts the Premises in its existing condition (Le., "as is"). Except as may be expressly set forth in this Lease or otherwise expressly agreed In writing by Landlord, Tenant acknowledges that Landlord shall not be obligated to make any further improvements to the Premises,

1.02 Force Majeure Extension. If Landlord for any reason whatsoever cannot deliver possession of the Premises to Tenant on the Commencement Date, this Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom; but In that event, there shall be a proportionate reduction of all Rent and other charges to Tenant for the Period between the Commencement Date and the date when Landlord does In fact deliver possession to Tenant. No such failure to give possession on the Commencement Date shall be construed In anywise to extend the Term of this Lease. The other provisions of this section to the contrary notwithstanding, if for any reason other than strikes or acts of God beyond the control of Landlord possession of the Premises Is not delivered to Tenant within sixty (60) days of the Commencement Date, then this Lease may be 'terminated by either party and shall be deemed to be terminated thirty (30) days after receipt by the other party of written notice to terminate, and thereupon neither party hereto shall have any further liability to the other.

Any date with respect to Landlord's completion of any work In the Premises provided for herein or In any other agreement between Landlord and Tenant relating to the Premises shall be extended for any period that any such Landlord's work shall have been unavoidably delayed due to labor disputes, acts of God, government regulations or controls, or other casualties, conditions or causes beyond the reasonable control of Landlord.

ARTICLE 2

TERM

2.01 Commencement and Expiration Dates of Term. The Term of this Lease and Tenant's obligation to pay Rent hereunder shall commence On the Commencement Date, and shall expire, unless extended for a Renewal Term pursuant to Section 2.02 hereof or sooner terminated In accordance with the provisions hereinafter contained, at 12:00 p.m. midnight on the Lease Expiration Date. The Term and the Renewal Term, If any, are collectively referred to as the "Term."

2.02 Renewal Term. Provided that Tenant is not In default under any of the terms of this Lease, Tenant shall have the option to extend the Term of the Lease for one (1) additional term of five (5) years upon the same terms and conditions contained In this Lease and at the rental amounts set forth as Renewal Term Rent in the Fundamental Lease Provisions. To exercise this option. Tenant must provide written notice to Landlord not later than one hundred eighty (180) days prior to the expiration date of the then-current Term. The Renewal Term of this Lease and Tenant's obligation to pay Rent hereunder shall commence on the Renewal Term Commencement Date, and shall expire, unless sooner terminated In accordance with the provisions of this Lease, at 12:00 p.m.
midnight on the Renewal Term Expiration Date.

2.03 Failure of Tenant to Open. In the event that Tenant shall have failed to fully fixture, stock and staff the Premises and to open the Premises for business on or before thirty (30) days following the Commencement Date, then Landlord shall have, in addition to any and all remedies hereinafter provided, the right to immediately terminate this Lease and/or Tenant's right to possession hereunder.

2.04. Memorandum of Lease. This Lease shall not be recorded. If requested by Tenant, Landlord and Tenant shall execute a short form Memorandum of Lease, specifying the exact term of this Lease and such other reasonable and appropriate terms as agreed to by Landlord and Tenant. for recording In the Office of the Register of Deeds for Buncombe County, North Carolina. Tenant shall pay the recording fees

2.05 Attorney-in-Fact. Tenant hereby Irrevocably appoints Landlord as Tenant's attorney-in-fact pursuant to the provisions of Chapter 47, Section 115.1 of the General Statutes of North Carolina coupled with an Interest to execute any certificate or certificates required pursuant to Section 4.15 hereof regarding subordination and/or any Estoppel Agreement required pursuant to Section 8 hereof. In the event Tenant fails to execute any such documents within fifteen (15) days of submission by Landlord. Landlord may execute and/or record same as attorney-in-fact for Tenant.

ARTICLE 3

TENANT PAYMENTS

Tenant covenants and agrees to pay Landlord as rental for the Premises Rent In accordance with the provisions set forth hereinbelow. Tenant further covenants and agrees to pay, as hereinafter set forth, common area costs and expenses, taxes, insurance costs, promotional costs, late charges, and other charges required to be paid by Tenant by the provisions of this Lease, all of which are hereinafter sometimes collectively referred to as "Common Area Costs" and shall not be deemed a part of Rent hereunder. Common Area Costs shall for the purposes of the default provisions hereof, be deemed Additional Rent due from Tenant and any default in the prompt payment thereof shall entitle Landlord to exercise any or all of the remedies provided for herein and at law or at equity, on account of Tenant's failure to pay Rent. It is further agreed that Common Area Costs shall not be deemed Rent as that term is construed relative to government wage, price and rent control or analogous governmental actions affecting the amount of Rent which Landlord may charge Tenant. For the purposes of this Lease, the term Tenant's Proportionate Share shall mean (for each calendar year during the Term of this Lease during which Tenant Is required to make a specified payment of Common Area Costs, taxes, or Insurance costs) that fraction the numerator of which is the Area of the Premises and the denominator of Which Is the total rentable areas of all buildings forming the Shopping Center.

3.01 Rent. Tenant shall pay to Landlord without notice or demand during the Term hereof, at the address of Landlord or at such other place as Landlord may direct from time to time by notice to Tenant, the Annual Rent In equal monthly Installments of the Monthly Rent set forth in the Fundamental Lease Provisions payable in advance on or before the first day of each calendar month during the Term of this Lease, without abatement, offset or deduction of any kind or for any reason. Installments of Rent due for any period Jess than one (1) calendar month for which tenant Is obligated to pay Rent shall be prorated on a per diem basis with respect to such fractional calendar month. .

3.02 Common Area Costs and Expenses. Taxes and Insurance Costs.

(a) For each calendar year during the Term of this Lease, Tenant shall pay to Landlord as Additional Rent Tenant's Proportionate Share of all common area costs and expenses ("Common Area Costs"). Common Area Costs are those costs paid or Incurred by Landlord and shall be charged to the operation, maintenance and management of the Shopping Center and its common areas. Tenant shall pay with the first payment of Rent, the Initial Installment toward Tenant’s Proportionate Share of Common Area Costs In the amount set forth In the Fundamental Lease Provisions, the same being based on Landlord's estimates for the calendar year in which the Commencement Date Is scheduled to occur. Such Initial estimated Installment is for the period from the scheduled Commencement Date to the last day of the calendar year during which the Commencement Date Is scheduled to occur. Tenant shall thereafter pay annual installments toward Tenant's Proportionate Share of Common Area Costs for each subsequent calendar year based on Landlord's estimates for each such period. After the end of each such calendar year, Landlord shall deliver to Tenant a statement certifying the actual Common Area Costs for the estimated period Just ended and a statement estimating the Common Area Costs for the calendar year thereafter. On or before the due date for the installment of Rent next due following receipt of each such statement.

Tenant shall pay any deficiency resulting from the actual Common Area Costs exceeding estimated payments for the period Just ended and shall pay Tenant's Proportionate Share of each such Item for the calendar year thereafter on the basis of Landlord's latest estimate. Landlord shall credit any excess payment made by Tenant for the preceding period against future payments of Tenant's Proportionate Share. If the Term of this Lease shall begin or end on a date other than the first or last day of an estimated period established by Landlord as aforesaid, the charges to Tenant for Common Area Costs for the first and/or final period shall be prorated on a dally basis.

(b) The term "Common Area Costs" shall mean and include all amounts paid or incurred by Landlord for operating, managing and maintaining the common areas of the Shopping Center in a manner deemed by Landlord reasonable and appropriate and for the best interests of the Shopping Center, including, without limitation, all costs and expenses of: (a) operating, repairing, maintaining, lighting, cleaning, painting and securing (including cost of uniforms, equipment, and all employment taxes) the common areas of the Shopping Center; (b) heating and cooling any enclosed common areas of the Shopping Center; (c) paying all personnel employed on a part time basis or full time basis in the operation, maintenance or repair of the common areas of the Shopping Center; (d) removing rubbish and debris from the common areas of the Shopping Center; (e) inspection, maintenance, operation and depreciation of machinery and equipment used in the operation and maintenance of the common area facilities; (f) replacement, repair and maintenance of: all roofs, exteriors and structural portions of all buildings within the Shopping Center; all paved parking and other areas serving the Shopping Center (including, without limitation recapping, pot hole repair, painting and striping); and all walkways, landscaping, and lighting facilities; (g) planting, replanting and replacing flowers, shrubbery, and planters and the supplies required therefore; (h) all utilities used in connection with the operation, repair and maintenance of the common area facilities; (i) leasing or renting equipment used In connection with the operation, repair and maintenance of common area facilities; (j) compliance with any and all governmental regulations or the requirements of any governmental authority (such as but not limited to those of the Environmental Protection Agency and/or the Occupational Health and Safety Act) including the cost of any improvements required thereby and all costs and fees paid or incurred in preparing to make such improvements and In contesting or negotiating as to such regulations or requirements, (k) taxes; (l) insurance costs; (m) promotional costs; (n) an administrative cost equal to fifteen percent (15%) of the total amount of all Common Area Costs; and (o) establishing and maintaining reasonable reserves for the foregoing purposes. It is acknowledged and agreed that for the purposes of this Lease the “common areas" of the Shopping Center shall mean and include all roofs, exteriors and structural portions of all buildings and all utilities underground or otherwise forming part of the Shopping Center and all paved parking areas, driveways, sidewalks, passages, loading docks and all other areas not specifically designated to be under the exclusive control of any single tenant.

(c) The term "taxes" shall mean and Include all assessments or charges paid or incurred by Landlord for public betterments or Improvements, fire or water line taxes, ad valorem real estate and/or personal property taxes, or any other tax on rents or real estate as such (of her than Income taxes thereon) are from time to time directly or Indirectly assessed or imposed upon the Shopping Center and/or the Land and/or the property, furniture, fixtures, and equipment used in the operation, maintenance or repair of the Shopping Center and its common areas, including all costs and fees paid or Incurred by Landlord In contesting, or in negotiating with the public authorities as to the amount of such assessments, charges or taxes or the basis upon which the same shall be assessed.

(d) The foregoing provisions to the contrary notwithstanding, it is understood end agreed that any and all taxes imposed upon or with respect to any alterations, additions, or improvements made to the Premises by Tenant or under its direction, or with respect to any property of Tenant therein shall be borne and paid entirely by Tenant and if any of said items or any portion thereof shall be paid by Landlord, Tenant shall reimburse Landlord for the same immediately upon receipt by Tenant of written demand therefore from Landlord.

(e) The term "insurance costs" shall mean and include all amounts paid or incurred by Landlord for all insurance which may be maintained by Landlord from time to time with respect to the Shopping Center, the common areas thereof and the management, operation and maintenance thereof including, but not limited to, all risk fire and extended coverage insurance, rental loss insurance, general liability insurance, automobile insurance, workmen's compensation insurance, insurance against liability for defamation and claims for false arrest, and plate glass insurance.

3.03 Utilities.

(a) Tenant shall promptly pay for all utilities and other services (Including, but not limited to, water, sewage service charges, garbage or trash removal, fuels, including natural gas and electricity, including electricity for any heating in the Premises) furnished to and/or used in or at the Premises for any purpose. Landlord shall Install a meter at the Premises to record Tenant's water usage, and Tenant shall pay to Landlord monthly, as Additional Rent, the cost of Tenants water usage within then (10) days of Tenant’s receipt of a statement from Landlord setting forth the cost of such water usage on the Premises.

(b) Landlord shall not be liable for any interruption or curtailment whatsoever in the furnishing of utility services or other services to the Premises whether or not the same are furnished by Landlord, which Is due to fire, accidents, strikes. acts of God or other casualties, conditions or causes beyond Landlord's control or which Is necessary or proper In order to make alterations, improvements or repairs. Landlord reserves and shall at all times have the right to cut off and discontinue on ten (10) days written notice to Tenant all utility services in the event Tenant has failed to pay any amounts due from Tenant to Landlord under any provision of this Leas~ and fails to cure such default within said ten (10) day notice period.

3.04 Amounts Due Upon Termination. Notwithstanding any expiration or termination of this Lease (except in the case of cancellation by mutual agreement) Tenant's obligation to pay Rent, Tenant's Proportionate Share of all Common Area Costs and utility charges under this Lease shall continue and shall cover all periods up to the Lease Expiration Date. Tenant’s obligation to pay any and all such amounts under this Lease and Landlord’s and Tenant's obligations to make the adjustments referred to above shall survive for one (1) year after any expiration or termination of this Lease.

3.05 Security Deposit. Tenant has concurrently with the execution of this Lease, deposited with the landlord the sum set forth for the Security Deposit in the Fundamental Lease Provisions as security for the full and faithful performance of each and every provision of this Lease to be performed by Tenant. If Tenant defaults with respect to any provision of this Lease by it to be performed, Landlord may, in addition to any other remedy it may have, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) days after written demand therefore, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep the Security Deposit separate from its general funds and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform each provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant only upon the expiration of the full stated Term of this Lease and after payment by Tenant of all sums due or to become due Landlord under any provisions of this Lease, it being the intention of the parties that such sum of money shall secure Landlord not only as to default by Tenant prior to termination but as to any deficiency in sums to be paid by Tenant to Landlord for the full stated Term hereof. In the event of a sale, lease or other transfer of the Shopping Center, Landlord shall have the right to transfer the Security Deposit to the vendee, lessee or transferee, and Landlord snail thereupon be released from all liability for the return of such Security Deposit, and Tenant shall look to the new Landlord solely for the return of said Security Deposit and this provision shall apply to every transfer or assignment made of the Security Deposit to a new landlord. The Security Deposit shall not be assigned or encumbered by Tenant without the written consent of Landlord and any such assignment or encumbrance without Landlord's consent shall be void.

ARTICLE 4

TENANT COVENANTS

4.01 Use.

(a) Tenant shall not use, occupy or operate the whole or any part of the Premises for any purpose other than that set forth under Permitted Use In the Fundamental Lease Provisions or permit the same to be used for any other purpose. Tenant agrees to maintain minimum business hours from 10:00 a.m. to 6:00 p.m., six (6) days per week (Monday through Saturday), which minimum business hours may be modified by Rules and Regulations reasonably imposed by Landlord. Tenant shall further use the Premises in accordance with the Rules and Regulations from time to time adopted by Landlord and in such a manner as will not interfere with or infringe on the rights of other tenants in the Shopping Center. If Rules end Regulations have already been adopted by Landlord, a copy of such Rules and Regulations presently in effect are attached hereto as Exhibit "B" and by this reference made a part hereof.

(b) Tenant shall not use or occupy the Premises in violation of an~ law, ordinance, regulation or other directives of any governmental authority having jurisdiction thereof, nor permit a nuisance to be created or maintained therein. Tenant shall not maintain or permit any coin operated or vending machines within the Premises without the prior written consent of Landlord.

(c) During the Term hereof, Tenant shall be in continuous use, occupancy and operation of the entire Premises, shall conduct business in the Premises for the purposes herein stated and shall not vacate or abandon the Premises or allow the same to appear vacated or abandoned. Tenant shall conduct its business in the Premises under the trade name set forth under Tenant's Trade Name in the Fundamental Lease Provisions and under no other name or trade name unless first approved in writing by Landlord.

(d) Tenant shall not allow any odor or sound produced or originating within the Premises to be detectable outside the Premises and shall, at its sole expense, exhaust or filter all such odors in such manner that they cannot be detected outside the Premises and sound proof the walls of the Premises in such manner that such sounds cannot be heard outside the Premises.

(e) Tenant shall not under any circumstances conduct in the Premises or the Shopping Center any auction or bankruptcy sale or fire sale or going-out-of-business sale or any similar liquidation sale, it being agreed that the same are inconsistent and in conflict with and would be detrimental to the interests of Landlord and Tenant.

4.02 Painting and Decorating. Tenant shall paint and keep the Premises, including the storefront thereof, in good repair, but Tenant shall not change the decorative or architectural treatment of the storefront (including the paint colors), the interior or the exterior of the Premises without Landlord's written consent. Tenant shall promptly remove, upon order from Landlord, any decoration or architectural change which has been applied to or installed upon the Premises without Landlord's written consent or take such other action with reference thereto as Landlord may direct.

4.03 Signs and Displays. Tenant shall not place or permit to be placed or maintained any sign, awning, advertising matter, decoration, lettering, or other thing of any kind on the interior or the exterior of the Premises or on the glass any window or door of the Premises without first obtaining Landlord's written approval thereof. Tenant shall promptly remove upon order from Landlord, any sign, awning, advertising matter or other thing of any kind which has been applied to or installed upon the interior or exterior of Premises without Landlord's written consent or take such other action with reference thereto as Landlord may direct. Tenant shall maintain displays of merchandise in such a manner as shall be visible from Tenant's storefront and shall take such other action with respect thereto as Landlord shall direct.

4.04 Rubbish Removal. Tenant at its own expense shall keep the Premises clean, both inside and outside, and shall remove all rubbish, garbage and other refuse from the Premises and place it in containers which shall be provided by Tenant and located as directed by Landlord within the service areas of the Shopping Center.

4.05 Passageways. Tenant shall neither encumber nor obstruct the passageways adjoining the Premises or in other areas of the Shopping Center, nor allow the same to be obstructed or encumbered in any manner, including, but not limited to the use of same for displays, advertising or the sale of merchandise.

4.06 General Insurance Requirements. During the Term hereof, Tenant shall, at its own cost and expense, carry with companies satisfactory to Landlord, comprehensive public liability insurance in the Joint names of Landlord and Tenant covering the Premises and the use and occupancy thereof in such amount or amounts as may be reasonably required y Landlord from time to time but in no event less than One Million Dollars ($1,000,000.00) combined single limit for any one occurrence. Tenant shall also keep in force at its own cost and expense as set forth herein, fire, extended coverage, sprinkler and water damage insurance on Tenant’s personal property and other contents of the Premises, including, but not limited to betterments and improvements made by Tenant, Tenant's inventory, trade fixtures, furnishings and other personal property whether or not removable by Tenant, in an amount sufficient to cover the full replacement cost of such property. Tenant hereby waives any claim or right of action which it may have against Landlord for loss or damage covered by any insurance required to be maintained by it pursuant t the terms of this Lease and covenants and agrees that it will obtain a waiver in writing from the carrier of such insurance releasing such carrier’s subrogation rights as against Landlord. In addition, Tenant shall keep in force workman’s compensation or similar insurance to the extent required by law. Tenant shall deliver said policies or certificates thereof to Landlord before entering the Premises or within ten (10) days of the Commencement Date, whichever shall occur first and thereafter thirty (30) days prior to the expiration of any existing policy of insurance. Should Tenant fail to obtain or maintain in effect the insurance called for herein or to pay the premiums therefore or to deliver said policies, certificates or duplicates thereof to Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or damage incurred by Landlord arising out of such failure and Landlord, may, at its election and in addition to any other remedy available to Landlord, procure said insurance and pay the requisite premiums therefore, in which event, Tenant shall pay to Landlord on demand as Additional Rent all sums so expended by Landlord. Tenant shall cause each Insurer under the policies required hereunder to agree by endorsement on the policy issued by it or by independent instrument furnished to Landlord that it will give Landlord fifteen (15) days prior written notice before the policy or policies in question shall be altered or canceled.

4.07 Plate Glass. Tenant shall replace, at its sole cost and expense any and all plate and other glass in or about the Premises damaged or broken from any cause whatsoever.

4.08 Insurance Restrictions. Tenant shall not, without Landlord’s prior written consent, used the Premises or the Shopping Center in any manner which will increase the insurance premium costs or invalidate any insurance policies carried on the Premises or on other parts of the Shopping Center, nor shall Tenant do or cause to be done or permit or keep on the Premises or in the Shopping Center anything which will have a like effect upon any such insurance policies. If, because of anything done, caused to be done, permitted or omitted by Tenant or its agents, servants, employees (whether or not acting in the scope and course of their employment), licensees, or assignees, the premium rate for any kind of insurance in effect on the Shopping Center or any part thereof shall be raised, or if Landlord should consent to a use or occupancy of the Premises by Tenant whish shall cause an increase in the premium rate for such insurance, Tenant shall pay Landlord on demand as Additional Rent the amount of any such increase in premium which Landlord shall pay for such insurance. If Landlord shall demand that Tenant remedy the condition which caused any such increase in an insurance premium rate, unless Landlord has otherwise consented to the condition in writing, Tenant shall remedy such condition within five (5) days after receipt of such demand. All property kept, stored, maintained or permitted within the Premises by Tenant shall be at Tenant’s sole risk.

4.09 Indemnification of Landlord. Tenant agrees to indemnify and defend Landlord and to save harmless Landlord, and the tenants, licensees, invitees, agents, servants and employees of Landlord against and from any and all claims by or on behalf of any person, firm or corporation arising by reason of injury to person or property occurring on the Premises, or in the Shopping Center occasioned in whole or in part by any act or omission on the part of Tenant or any servant, agent, employee; licensee, or assignee of Tenant, or by reason of any unlawful use of the Premises or by reason of any breach, violation or nonperformance of any covenant in this Lease on the part of Tenant to be observed or performed, and also by reason of any matter or thing growing out of the occupancy or use of the Premises by Tenant or anyone holding or claiming to hold through or under Tenant. Tenant agrees to pay Landlord promptly for all damage to the Shopping Center or the Premises and for all damage to tenants or occupants of the Shopping Center caused by Tenant's misuse or neglect of the Shopping Center or of the Premises or of its or their apparatus and appurtenances and Tenant agrees in any event to reimburse and compensate Landlord as Additional Rent within five (5) days of rendition of any statement to Te an by Landlord for expenditures made by Landlord or for fines sustained or incurred by Landlord due to nonperformance or noncompliance with or breach or failure to observe any term covenant or condition of this Lease upon Tenant's pert to be kept, observed, performed or complied with, Landlord shall not be liable to Tenant for any damage by or from any act o negligence of any co-tenant or other occupant of the Shopping Center or by any owner or occupant of adjoining or contiguous property. Neither Landlord nor its agents shall be liable to Tenant or to any person, firm or corporation claiming through or under Tenant for any injury or damage to persons or property resulting from fire, explosion, failing plaster, steam, glass, electricity, water, rain or snow or leaks from any part of the Shopping Center or from the pipes, appliances or plumbing works or from the roof, street or sub-surface or from any other place or by dampness or by any other cause of whatever nature, unless caused by or due to the negligence of Landlord, it agents, servants or employees acting in the course and scope of their employment. Landlord shall not be liable to Tenant or to any person, firm or corporation claiming through or under Tenant for any latent defect in the Premises or in the Shopping Center.

4.10 Alterations by Tenant. Tenant shall make no alterations, addition or improvements to the Premises or to the exterior, the structure, or the storefront thereof or the signs thereon without the prior written consent of Landlord. Any request by Tenant for Landlord's co sent to an such proposed alterations, additions and improvements shall in each instance be accompanied by plans and specifications for the proposed work, prepared and submitted to Landlord in accordance with such requirements as Landlord may reasonably impose. All such alterations, additions and improvements shall be made by Tenant in accordance with the reasonable, requirements of Landlord. All alterations, additions and improvements (excluding personal property and movable business fixtures of Tenant no part of the cost of which shall have been paid by Landlord) made by, for or at the direction of Tenant, shall become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the expiration or earlier termination of this Lease or at such time as Landlord shall reenter and take possession of the Premises without terminating this Lease pursuant to the provisions of Section 4.14 hereof; Landlord shall, however, have the right to require Tenant to remove any such alterations, additions, or improvements and to restore the Premises to the condition in which they were in at the commencement of Tenant's occupancy thereof. Such right shall be exercised by Landlord by giving notice to Tenant at any time prior to but not later than thirty (30) days after the expiration or earlier termination of this Lease. Upon receipt of such notice, Tenant, at Tenant’s sole cost and expense, shall comply with the requirements specified in such notice on or before the expiration or earlier termination of this Lease or within five (5) days after receipt of such notice by Tenant whichever shall be later.

4.11 Repairs and Maintenance by Tenant. (a) Tenant shall, at Tenant’s own cost and expense, keep and maintain the Premises and appurtenances thereto (including replacements as necessary) and every part thereof, in good order and repair except portions of the Premises to be repaired by Landlord pursuant to Section 6.01 hereof. Tenant shall also keep the heating, cooling and ventilation, water, sewer, electrical and sprinkler systems within or serving the Premises in good order and repair and Tenant shall be liable for any damages due or attributable to Tenant's , failure to perform or cause such maintenance or repairs to be performed. Throughout the Term of this Lease, Tenant shall enter into and maintain at its expense a maintenance contract with the service contractor designated from time to time by Landlord, or selected by Tenant and approved in writing by Landlord, which contract shall provide for, and Tenant shall through such contractor perform or cause to be performed, routine maintenance on the heating, cooling and ventilation system serving the Premises, including but not limited to timely changing of filters (at least quarterly), adjustment and inspection of air handling mechanisms, control equipment, inspection, maintenance and performance of necessary lubrication, testing and other such normal maintenance procedures.

In addition, throughout the Term of this Lease, Tenant shall enter into and maintain at its expense a pest control contract with the pest control contractor designated from time to lime by Landlord, or selected by Tenant and approved in writing by Landlord, which contract shall provide for, and Tenant shall through such contractor perform or cause to be performed, not less frequently than quarterly, routine pest control services and extermination of and preventive treatment for vermin, insects and wood destroying organisms.

All damage or injury to the Premises or the Shopping Center, or the comm0f. areas, caused by any act or negligence of Tenant, its agents, employees, licensees, invitees or visitors, shall be promptly repaired by Tenant. Landlord may make such repairs which are not promptly made by Tenant and charge Tenant for the cost thereof, and Tenant hereby agrees to pay such amount to Landlord, together with interest thereon at the highest legal rate not to exceed eighteen (18%) percent per annum from the date of such repairs, as Additional Rent on demand. Tenant shall have no right to make repairs at the expense of Landlord, or to deduct the cost thereof from the Rent due hereunder.

4.12 Transfers. Assignment and Subletting. Tenant shall not sell, assign, pledge or hypothecate this Lease or sublet the Premises or any part thereof without the prior written consent of Landlord in each such instance. Consent of Landlord to one assignment or subletting shall not destroy or operate as a waiver of the prohibitions contained in this section as to tot re assignments or subleases and all such later assignments or subleases shall be made only with Landlord’s prior written consent. In the event any assignment of this Lease or subletting of the Premises or any part thereof is made by Tenant whether or not the same is consented to by Landlord, Tenant shall remain liable to Landlord for payment of all Rent and for the faithful performance of all of the covenants and conditions of this Lease by an assignee or sublessee to the same extent as if the Lease had not been assigned or the Premises sublet. If this Lease shall be assigned or the Premises or any portion thereof sublet by Tenant at a rental that exceeds all Rent and Additional Rent to be paid to Landlord hereunder, then and in such event any such excess shall be paid over to Landlord by Tenant. If Tenant shall request Landlord's consent to an assignment of this Lease or a subletting of the Premises or any portion thereof, it shall do so by written notice to Landlord naming the proposed assignee or subtenant, designating any portion of the Premises. t be su~1 at and setting forth the other terms and conditions of such proposed assignment or subletting. Thereupon and at any time thereafter Landlord shall, at its election upon notice to Tenant and without limitation, have the right to refuse to consent to such subletting or assignment; or enter into a direct lease with such proposed assignee or subtenant; and/or terminate this Lease as to the portion of the Premises designated in such notice. Upon Landlord giving such notice, this Lease shall terminate as to the portion of the Premises designated in such notice from Tenant to Landlord, the area of the Premises shall be reduced by the area of the portion of the Premises so designated by Tenant, the Rent shall be reduced in the same proportion as the area of the Premises shall be so reduced, an Tenant shall upon request of Landlord execute an instrument in recordable form prepared by Landlord amending this Lease to set forth the new Premises, Rent and Additional Rent.

4.13 Voting Control. If Tenant is a corporation and if the entity or person or persons own a majority of its voting shares at the time of the execution hereof cease to own a majority of such shares at any time hereafter, except as a result of transfers by gift, bequest or in heritance, Tenant shall so notify Landlord. In the event of such change of ownership, whether or not Tenant has notified Landlord thereof, Landlord may at its option terminate this Lease by notice to Tenant effective immediately upon the giving of such notice. This section shall not apply if and so long as Tenant is a corporation the outstanding voting stock of which is listed on a recognized security exchange. .

4.14 Remedies Upon Default.

(a) Each of the following events (herein called "Events of Default") shall be deemed default by Tenant:

(1) If Tenant shall fall to pay any Rent or Additional Rent when due an upon receipt of written notice of delinquency from Landlord shall fail to pay any delinquent Rent or Additional Rent within ten (10) days after receipt of such notice, or if Tenant shall fail to carry out any other obligation imposed upon it under the terms of this Lease within thirty (30) days after it shall have been notified by Landlord of its breach of this Lease, or Tenant is not diligently proceeding to carry out any obligation which may physically require more than thirty (30) days. Landlord shall not, however, be required to give Tenant notice of default if Tenant is in default more than two (2) times in a twelve-month period; or

(2) If Tenant (or, if Tenant is a partnership, if any partner of Tenant) or any guarantor of this Lease shall: (i) file a petition in bankruptcy; (ii) take or consent to any other action seeking any such judicial decree; (iii) file any debtor proceeding or a petition for an arrangement or for corporate reorganization; (iv) make any assignment for the benefit of its creditors; (v) admit in writing its inability to pay its debts generally as they become due;

(3) If a court of competent jurisdiction shall enter a decree or order adjudicating Tenant bankrupt or insolvent;

(4) If any trustee or receiver for Tenant, or for any substantial part of its property, be appointed;

(5) If any person shall file a petition for involuntary bankruptcy against Tenant a such appointment or petition shall not be stayed or vacated within sixty (60) days (entry thereof;

(6) If Tenant's interest hereunder shall pass to another by operation of '1w in an other manner;

(7) If Tenant's interest in this Lease or the Premises shall be subjected to any attachment, levy or sale pursuant to any order or decree entered against Tenant in any legal proceeding and such order or decree shall not be vacated within fifteen (15) days of entry thereto;

(8) If Tenant shall vacate or abandon the Premises or shall fail to strictly maintain minimum business hours as required in this Article 4,
Then and in any such event. Landlord may, if Landlord so elects but not otherwise, at the occurrence of anyone or more of the foregoing events as a default of this Lease and with or without notice of such election, and with or without any demand whatsoever, either forthwith terminate this Lease and Tenant's rights to possession of the Premises or, without terminating this Lease, forthwith terminate Tenant's right to possession of the Premises.

(b) No course of dealing between Landlord and Tenant or any delay on the part of Landlord in exercising any rights it may have under this Lease shall operate as a waiver of any of the rights of Landlord hereunder nor shall any waiver of a prior default operate as a waiver of any subsequent default or defaults and no express waiver shall affect any condition, covenant, rule or regulation other than the one specified in such waiver and that one only for the time and in the specifically stated.

(c) In the event of any re-entry of the Premises and/or changing of the locks on the Premises and/or termination of this Lease by Landlord pursuant to any of the provisions of this Lease, Tenant hereby waives all claims for damages which may be caused by such re-entry or changing of locks or termination by Landlord and Tenant shall save Landlord harmless from any loss, costs (including legal expense and reasonable attorneys’ fees) or damages suffered by Landlord by reason of such re-entry or changing of locks or termination and no such re-entry or changing of locks or termination shall be considered or construed to be a forcible entry.

(d) If Landlord elects to terminate Tenant's right to possession only, without terminating the Lease, Landlord may, at Landlord’s option, enter into the Premises, remove Tenant's signs and other evidence of tenancy, and take and hold possession thereof as provided in Subsection (b) above, without such entry and possession terminating this Lease or releasing Tenant, in whole or in part, from Tenant's obligation to pay the Rent hereunder for the full term, and in any such case Tenant shall pay forthwith to Landlord. If Landlord so elects, a sum equal to the entire amount of the Rent for the remainder of the then current Term, plus any other sums then due hereunder. Upon and after entry into possession without termination of this Lease, Landlord may, but need not, relet the Premises or any part thereof for the account of Tenant to any person, firm or corporation other than Tenant, for such Rent, for such time and upon such terms as Landlord in Landlord’s sole discretion shall determine, and Landlord shall not be required to accept any sums offered by Tenant or to observe any instructions given by Tenant about such reletting. In any such case, Landlord may make repairs, alterations and additions in or to the Premises and redecorate the same to the extent deemed by Landlord necessary or desirable, and Tenant shall, upon demand, pay the cost thereof, together with Landlord’s expenses of reletting. If the consideration collected by Landlord upon any such reletting for Tenant’s account is not sufficient to pay monthly the full amount of Rent and Additional Rent reserved in this Lease, and all other monies to be paid by Tenant, together with the costs of repairs, alterations, additions, redecorating and Landlord’s expenses, Tenant shall pay to Landlord the amount of each monthly deficiency upon demand.

(e) Any and all property which may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, may be handled, removed or stored by Landlord at the risk, cost and expense of Tenant, and except strictly as required by law, Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. Tenant agrees that, to the fullest extent permitted by law, any such property of Tenant not retaken from storage by Tenant within thirty (30) days after the end of the Term, however terminated, shall be deemed abandoned by Tenant and Landlord shall become the owner thereof. Landlord may dispose of any such property in any manner whatsoever including without limitation, the sale, scrapping and/or destruction thereof without any further obligation to Tenant, and Tenant shall pay to Landlord promptly on demand the reasonable expenses of such disposal.

4.15 Subordination. Tenant agrees that this Lease is and shall remain subject and subordinate to and may be assigned as security for any present and all future ground leases or underlying leases of the Shopping Center or of the Land and to and for all mortgages or deeds of trust which may now or hereafter affect such leases or the Shopping Center or the Land and to and for all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument shall be necessary to effect such subordination, however, Tenant shall execute promptly and deliver to Landlord any such certificate or certification in writing as Landlord may request evidencing the subordination of this Lease to or the assignment of this Lease as additional security for such ground lease, underlying lease, mortgage or deed of trust.

4.16 Liens. Any work on the Premises performed by Tenant hereunder s all be performed subject and pursuant to the provisions of the Alterations by Tenant, Section of this Lease, and upon completion thereof Tenant shall furnish Landlord with waivers and affidavits confirming that all contractors, subcontractors, laborers and materialmen who have performed work in the Premises have been paid in full. Such waivers and affidavits shall be in a form acceptable to Landlord and in accordance with applicable laws of the State of North Carolina. If any such lien or claim of lien shall at any time be flied against the Premises, the Shopping Center or the Landlord, or Tenant's interest therein or hereunder, by reason of Tenant's acts or omissions or because of a claim against Tenant or any contractor or subcontractor of Tenant, Tenant shall cause the lien or claim of lien to be canceled and discharged of record by bond or otherwise within ten (10) days after receipt of notice from Landlord. If Tenant shall fail to cause such lien or claim of lien to be so discharged or bonded within such period, Tenant shall be in default hereunder, and, in addition to any other right or remedy it may have, Landlord may, but shall not be obligated to, discharge the same by paying the amount claimed to be due or by procuring the discharge of such lien or claim by deposit in court or bonding, and in any such event, Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien or claim by the lienor or claimant and to pay the amount of the judgment, if any, in favor of the lienor, with interest, costs sand allowances. Tenant shall pay as Additional Rent on demand any sum so paid by Landlord or the aforesaid purposes with interest as hereinafter provided and all costs and expenses incurred by Landlord including, but not limited to attorneys’ fees in processing such discharge or in defending any such action.

4.17 Retail Restriction Limit. During the Term of this Lease (including any extension or renewal thereof, Tenant shall not, either directly or indirectly, own, operate or be financially interested in, either by itself or with others within a radius of three (3) miles of the perimeter of the Shopping Center, a business like or similar to the business permitted to be conducted under this Lease.

ARTICLE 5

COMMON AREAS

5.01 Use of Common Areas. (a) As long as Tenant is not in default hereunder, Tenant shall be entitled to the use in accordance with the Rules and Regulations referenced herein and in common with other tenants, the common areas of the Shopping Center, as same may be constituted from time to time; provided that Landlord may adopt and amend Rules and Regulations and make or grant such departures therefrom at such times and in such manner as Landlord in its sole discretion may deem appropriate. and further provided that the use of the common areas by Tenant shall be subject to the terms and conditions contained herein and to such other reasonable Rules and Regulations for the use thereof as may be prescribed by Landlord from time to time.

(b) It is acknowledged and agreed that Landlord may in its sole discretion at any time or from time to time relocate or rearrange or alter or modify the common areas or any part thereof provided only that after any such change the common areas then available for Tenant's use and enjoyment shall be substantially equivalent to those so available prior to such change.

(c) Tenant agrees that it shall cause all of its employees. agents and contractors to utilize that portion of the parking areas of the Shopping Center designated from time to time by Landlord for employee parking and shall prohibit such persons from using other parking areas Shopping Center.

ARTICLE 6

LANDLORD OBLIGATIONS

6.01 Repairs by Landlord. Landlord agrees to keep in good order the common areas of the Shopping Center (exclusive of the storefront of the Premises or any plate or other glass in or about the Premises) provided that the cost of the same shall be included in Common Area Costs. Except as otherwise provided in this Lease, Landlord gives to Tenant exclusively control f the Premises and shall be under no obligation to inspect or repair any part of the Premises. Tenant shall at once report in writing to Landlord any defective condition known to Tenant which Landlord is required to repair, and failure to so report such defects shall make Tenant responsible to Landlord for the repair of such defective condition and any liability, cost or expense incurred by Landlord by reason of failure to so report such defective condition. Landlord shall have a reasonable time after receipt of notice from Tenant to commence and complete repairs required of Landlord hereunder.

6.02 Damage or Destruction. (a) In the event that before or during the Term of this Lease, the Premises or the Shopping Center shall be damaged by fire or other casualty which renders the Shopping Center, the Premises or any part of the Shopping Center or the Premises untenantable, Landlord within thirty (30) days of such fire or casualty or of receipt of written notice from Tenant of such damage (whichever shall last occur) shall have the right to either (i) serve written notice upon Tenant of Landlord's intent to repair said damage or (ii) if said damage renders so much of either of the Premises or of the Shopping Canter untenantable that repair would not be feasible as determined in Landlord's sole discretion, or if said damage shall have been occasioned by the act or omission of Tenant, its servants, agents or employees, serve written notice upon Tenant that this Lease is terminated. If Landlord shall so terminate this lease, such termination shall be effective as of the date therefore set forth in Landlord's notice to Tenant. If Landlord shall elect to repair such damage, such repairs shall be commenced within thirty (30) days of notice to Tenant of such election, and such repairs shall be completed within one hundred eighty (180) days of notice to Tenant of such election. During the period of repair the Rent shall be reduced to an amount which bears the same ratio as the portion of the Premises then available or use bears to the entire Premises. Upon completion of such repair, the Rent shall thereafter be paid as if no fire or other casualty had occurred. Additional Rent shall not be abated.

(b) The other provisions of this Section notwithstanding, Landlord shall have no obligation to replace or repair any property in the Shopping Center or on the Premises belonging to Tenant or to anyone claiming through or under Tenant nor shall Landlord have any obligation hereunder to replace or repair any property on the Premises which Landlord shall have the right require Tenant to remove from the Premises or any alteration, addition or improvement made to the Premises by, for or at the direction of Tenant.

6.03 Condemnation. In the event the whole or any part of the Shopping Center shall be taken by eminent domain or in any manner for public use, landlord may at its option terminate this Lease and the estate hereby granted by giving written notice of such termination to Tenant and upon the giving of such written notice by Landlord the estate hereby granted and all rights of Tenant hereunder shall expire as of the earlier of the date when title to or the right to possession of the Shopping Center or a part thereof shall vest in or be taken by public authority as aforesaid and any Rent or other charges paid for any period beyond said date shall be repaid to Tenant. Tenant shall not be entitled to any part of any award or payment which may be paid to Landlord or made for Landlord's benefit in connection with such public use and Tenant shall have no claim or rights as against Landlord for the value of any unexpired Term of this Lease. Tenant may, however claim and receive from the condemning authority, if legally payable, compensation for Tenant’s relocation costs and/or business interruption provided that the same shall not reduce amounts otherwise payable to Landlord.

6.04 Quiet Enjoyment and Transfer of Tenants. Tenant shall peaceably and quietly hold and enjoy the Premises during the Term hereof without hindrance or interruption by Landlord so long as Tenant performs and observes all of the terms, covenants and conditions to be performed and observed by Tenant hereunder and pays all sums due from Tenant for Rent, Additional Rent, costs, charges or reimbursement for sums advanced by Landlord on Tenant's behalf in accordance with the provisions hereof; provided, however, Landlord shall have the right, after having given Tenant thirty (30) days written notice of its intention to do so, to transfer and remove Tenant and all property in the Premises from the Premises to any other available premises in the Shopping Center substantially equal in size and area. Landlord shall bear the expense of any renovations or alterations necessary to make the new space substantially conform in layout and appointment with the original Premises,

ARTICLE 7

ADDITIONAL COVENANTS

7.01 Right of Entry. Landlord shall have the right to enter and to grant licenses to enter and/or pass through the Premises at any time and such lengths of time as Landlord shall deem reasonable (a) to inspect the Premises; (b) to exhibit the Premises to prospective tenants or purchasers of the Shopping Center; (c) to make alterations or repairs to the Premises or to the Shopping Center (including the installation and repair of utility lines, including sprinkler lines, which may pass through the Premises to service other areas of the Shopping Center) and to store necessary materials, tools and equipment for such alterations or repairs; (d) for any purpose which Landlord shall deem necessary for the operation and maintenance of the Shopping Center and the general welfare and comfort of its tenants; (e) for the purpose of removing from the Premises any placards, signs, fixtures, alterations or additions not permitted by this Lease; or (f) to abate any condition which constitutes a violation of any requirements, covenant or condition of this Lease or of the Rules and Regulations or of any notice given Tenant by Landlord in accordance with the terms of this Lease. No such entry by Landlord shall in any manner affect Tenant’s obligations and covenants under this Lease and no such entry shall of itself render Landlord liable for any loss of or damage to the property of Tenant. Any such entry by Landlord shall not unreasonably interfere with Tenant’s business operations on the Premises.

7.02 Surrender of Premises. At the end of the Term of this Lease or upon any earlier termination of this Lease or Tenant’s right to possess the Premises, Tenant shall vacate and surrender possession of the Premises to Landlord broom clean and in as good order and condition as the Premises were at the time Landlord shall have delivered possession thereof to Tenant, ordinary wear and tear, damage by fire or other casualty not caused by Tenant, its servants, agents or employees and (subject to the provisions of Article 4 of this Lease) alterations, additions and improvements to the Premises consented to in writing by Landlord excepted. Tenant shall have no right (except as it may be obligated to do pursuant to Article 4 hereof) to remove any betterments and improvements whether made by Tenant or Landlord, including but not limited to, floor and wall coverings, lighting, cooling and ventilating, plumbing and other such fixtures, partitions, alterations, improvements, systems and all such similar apparatus and equipment. If not in default, Tenant shall, however, have the right at the end of the Term hereof to remove any furniture, trade fixtures or other personal property placed in the Premises, provided that Tenant promptly repairs any damage to the Premises caused by such removal and provided further that all such removal and/or repairs are completed by the Expiration Date of this Lease.

7.03 Late Charges. In the event that Tenant fails to pay any sum due under any provisions of this Lease (including, without limitation, Rents, costs, charges, Additional Rents, or reimbursements) when due as herein provided, then, such sum shall bear interest at the highest legal rate not to exceed eighteen (18%) percent per annum calculated from said due date. The payment of such interest shall not excuse or cure any default by Tenant under this Lease. Tenant shall, in addition, pay a late charge of $50.00 for processing of late payments. Such interest and late charges shall be considered Additional Rent under the provisions hereof, the non-payment of which shall be considered a default on the part of Tenant and shall entitle Landlord to exercise all of its rights and privileges hereunder.

7.04 Notices. All notices and other communications which may be or are required to be given or made by any party to the other in connection herewith shall be in writing and shall be deemed to have been received on the date delivered in person or deposited in the United States Mail, registered or certified, return receipt requested, or by a nationally recognized overnight courier, to the following addresses, or to such other addresses as specified by written notice delivered in accordance herewith:

If to Landlord:                           Dick Fusco
Post Office Box 1075
334 Airport Road
Arden, North Carolina 28704

With a copy to:                         Cynthia W. Eller, Esq.
Van Winkle, Buck, Wall, Starnes & Davis, P.A.
Post Office Box 7376 (28802)
11 North Market Street
Asheville, North, Carolina 28801

If to Tenant:                              Brian Douglas Riley
BBI Computer Solutions, Inc.
79 Battle Creek Road
Horseshoe. NC 28742

Notices shall be in writing. The time of mailing shall be the time of the notice.

ARTICLE 8

MISCELLANEOUS

8.01 Attorney's Fees. Tenant shall pay reasonable attorney's fees of Landlord in the event Landlord is required to use the services of an attorney for the enforcement against Tenant of any of the terms, covenants or provisions hereof.

8.02 Time of Essence. Each of Tenant’s covenants herein is a condition and time is of the essence with respect to the performance of every provision of this Lease, and the strict performance of each shall be a condition precedent to Tenant’s right to remain in possession of the Premises or to have this Lease continue in effect.

8.03 Holding Over. Should Tenant, with or without Landlord's written consent, hold over after the expiration or earlier termination of this Lease, Tenant shall become a tenant at will and shall be bound by each and all of the terms herein provided as may be applicable to such tenancy at will. Any such holding over shall not constitute an extension of this Lease by law or otherwise. During such holding over, Tenant shall pay Rent, Common Area Costs, and other charges hereunder, at that rate equal to two hundred fifty percent (250%) of the rate or rates then applicable under the provisions of this Lease.

8.04 Waiver. No Waiver by Landlord of any provision of this Lease shall be deemed to be a waiver of any other provision hereof or of any subsequent or continuing breach by Tenant of the same or any other provision. Landlord’s consent to or approval of any act by Tenant shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act. No agreement to accept Tenant’s surrender of the Premises shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys to the Premises prior to the termination of the Lease or surrender of the Premises.

8.05 Successors and Assigns. Except as otherwise provided in this Lease, all of the covenants, conditions, and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, executors, administrators, successors and assigns, when permitted hereunder; it is understood and, agreed, however, that the term "Landlord", as used in this Lease, means only the owner or the Landlord for the time being of the Shopping Center of which the Premises are a part, so that in the event of any sale or sales of the Shopping Center or of any lease thereof, Landlord named herein shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing thereafter, and it shall be deemed without further agreement that the purchaser or the tenant as the case may be, has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder during the period such party has possession of the Land n the Shopping Canter.

8.06 Headings, Captions and References. The article and section captions contained in this Lease are for convenience only and do not in any way limit or amplify any term or provision hereof. The terms “Landlord” and “Tenant” as used herein shall include the plural as well as the singular, the neuter shall include the masculine and feminine genders and, if there be more than one tenant, the obligations herein imposed upon Tenant shall be joint and several.

8.07 Landlord and Tenant Relationship. Nothing herein contained shall be deemed or construed by the parties hereto, nor by any other party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of Rent, nor any other provision contained herein nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than that set forth in Section 8.08 hereinbelow.

8.08 No Estate By Tenant. This Lease shall create the relationship of Lessor and Lessee between Landlord and Tenant, no estate shall pass our of the Landlord, and this Lease shall not be subject to levy and/or sale and shall not be assignable by Tenant except as provided in Article 4 hereof.

8.09 Entire Agreement and No Offer. This Lease constitutes the entire agreement, intent and understanding between the parties hereto with respect to the subject matter hereof and no prior or contemporaneous agreement or understanding with regard to any matter shall be effective for any purpose unless reduced to writing herein. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successor in interest. The submission of this Lease for examination or consideration by Tenant shall not constitute an offer to lease by Landlord nor a reservation of space and this Lease shall be effective only upon execution and delivery hereof by both Landlord and Tenant.

8.10 Representations. Tenant acknowledges that neither Landlord nor Landlord's employees or contractors have made any representations or promises with respect to the Premises, the Shopping Center, or this Lease except as expressly set forth herein and that Tenant shall have no claim, right or cause or action based on or attributable to any representation or promise allegedly made by Landlord, its agents, employees or contractors which is not expressly set forth herein.

8.11 Jurisdiction. The laws of the State of North Carolina shall govern the interpretation, validity, performance and enforcement of this Lease.

8.12 Landlord's Liability. It is understood and agreed that there shall he no personal liability on Landlord in respect to any of the covenants, conditions or provisions of this Lease, in the event of a breach or default by Landlord of any of its obligations under this Lease, Tenant shall look solely to the equity of Landlord in the Shopping Center.

8.13 Estoppel Agreements. Tenant agrees that from time to time, at reasonable intervals, within ten (10) days after written request by Landlord, Tenant will execute, acknowledge and deliver to Landlord or to such other party as may be designated by Landlord, a certificate stating that: this Lease is in full force and effect and has not been modified, supplemented or amended in any way, except as indicated in such certificate; that all conditions and agreements under this Lease to be performed by Landlord have been satisfied or performed, except as set forth in said certificate; that there are no existing defenses or offsets, except as indicated in said certificate; that Tenant has not paid any Rent in advance, except as indicated in said certificate; and that Tenant is not in default in the payment of Rent or any of the other obligations required of Tenant under this Lease.

8.14 Execution By Agent. It is acknowledged and agreed that if this Lease is executed by an agent on behalf of Landlord, such agent is acting solely in his or its capacity as agent for Landlord and neither such agent or its officers, directors, shareholders or employees shall have any liability under this Lease for any act or omission of Landlord hereunder, and Tenant shall look solely to Landlord with respect to all covenants and agreements of Landlord contained in this Lease.

IN WITNESS WHEREOF, the parties hereto have duly executed this Lease Agreement as of the Lease Date set forth in the Fundamental Lease Provisions.

      Cyber Cynergy Inc.
LANDLORD: FUSCO, LLC                                                          TENANT: ~~BBI COMPUTER SOLUTIONS, INC.~~

By: /s/ Richard Fusco        By: /s/ Brian Douglas Riley
Richard Fusco, Member-Manager                                               Brian Douglas Riley,
             Chief Operating Officer